Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Form 8-K of Dynatronics Corporation of our report dated March 30, 2017, with respect to the financial statements of Hausmann Industries, Inc. as of December 31, 2016 and 2015 and for the years then ended.

/s/ TANNER LLC

Salt Lake City, Utah
April 3, 2017